Filed pursuant to Rule 433(d)
Registration Statement No. 333-133170-01
*NEW ISSUE* $139.24mm World Financial Network (WFNMT) 2009-C
*** PRICED ***
*** CLASS A IS TALF ELIGIBLE ***
SOLE BOOKRUNNER: RBS
JOINT LEAD: WELLS

Cls	$AMT(mm)	S&P/FTCH/DBRS	WAL	E.FINAL	L.FINAL	BENCH	SPD	YLD	CPN	PX
A	110.000	AAA/AAA/AAA	0.92	7/15/10	5/15/14	EDSF	+160	2.381	2.36	99.99153
M	5.222	AA/AA/AA	0.92	*** Not Offered ***
B	6.614	A/A+/A	0.92	*** Not Offered ***
C	17.405	BBB/BBB/BBB	0.92	*** Not Offered ***

B&D: RBS
EXPECTED SETTLE: 8/13/09
FIRST PAYMENT: 9/15/09
TALF HAIRCUT: 6%
ERISA ELIGIBLE: YES
OFFERING TYPE: PUBLIC
BBG TICKER: WFNMT 2009-C
Class A CUSIP: 981464BY5

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.